Exhibit 7.1
[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release (the “Agreement”) is signed on the date designated and is effective on January 10, 2011, among Plaintiff Arthur W. Tifford, P.A., and Arthur W. Tifford, personally, (hereinafter collectively referred to as “Tifford”); Defendants Tandem Energy Holdings, Inc. (“TEHI”) and Tandem Energy Corporation; and [***] Tim G. Culp, [***] (hereinafter collectively referred to as “Tandem”) [***]
I.
Recitals
1. Tifford filed a case styled, Arthur W. Tifford, P.A. vs. Tandem Energy Corporation, et al., Case No. MO-07-CV-049, U. S. District Court, Western District of Texas, Midland-Odessa Division. [***]
2. By entering into this Agreement, all parties intend to resolve and release all claims asserted, or which could have been asserted in the Lawsuits, and to fully compromise and settle any and all disputes, known or unknown, against each of them which arise from the transactions which form the basis of the Lawsuit and all other dealings and relationships between each other and the “Related Parties” identified herein.

SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
II.
Agreement
NOW THEREFORE, in consideration of the mutual promises and agreements set forth below and the recitals set forth above, the parties agree as follows:
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2.	Tandem shall endorse, assign and deliver 733,000 shares of Platinum Energy Resources, Inc. (“PGRI”) common stock as follows:
i)	461,790 shares to Arthur W. Tifford, P.A.;
ii)	271,210 shares to Shafer, Davis, O’Leary & Stoker.

[***] Tifford shall dismiss with prejudice all claims in the Lawsuit. Tifford also shall execute, for itself and as attorney in fact for [***] a release of all claims asserted on its behalf in the Lawsuit [***]

9.	The escrow agreement dated July 29, 2008 shall be terminated and the Escrow Agent is instructed to release and deliver the trust shares as set forth above.

10.	Tifford and Tandem hereby execute the mutual Releases set forth in this agreement.

SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
III.
Release
1. For and in consideration of the agreements listed above among and between Tifford [***] and Tandem, including payments by either party and performance by either party, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Tifford, [***] their agents, employees, attorneys, and all other representatives, hereby release, acquit and forever discharge [***] Tim G. Culp, [***] and all related corporations, legal entities, and individuals, their officers, directors, agents, servants, employees and attorneys, from any and all claims, actions, demands, rights, damages, costs, complaints, allegations, or causes of action of any kind whatsoever, at common law, by statute, case law, or otherwise which it now has or might have, known or unknown, now existing, directly or indirectly attributable to or arising out of any transactions, dealings, or occurrences between Tifford [***] and Tandem which are the subject of the Lawsuit, or which could have been the subject of the Lawsuits or could have been asserted in a lawsuit; it being the intention of Tifford [***] to release all claims of any kind which any of them may have against those persons and entities hereby released, whether direct claims, indirect claims, or any other claims, whether known or unknown.

SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
2. For and in consideration for such release and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Tandem, its agents, employees, attorneys, and all other representatives, hereby release, acquit and forever discharge Tifford [***] and all related corporations, legal entities, and individuals, their officers, directors, agents, servants, employees and attorneys, from any and all claims, actions, demands, rights, damages, costs, complaints, allegations, or causes of action of any kind whatsoever, at common law, by statute or otherwise which it now has or might have, known or unknown, now existing, directly or indirectly attributable to or arising out of any transactions, dealings, or occurrences between Tifford [***] and Tandem which are the subject of the Lawsuits, or which could have been the subject of the Lawsuits; it being the intention of Tandem to release all claims of any kind which they may have against those persons and entities hereby released, whether direct claims, indirect claims, or any other claims, whether known or unknown.
IV.
Indemnity
1. By execution of this Agreement, Tifford [***] and Tandem covenant and warrant each to the other that no claim, right or cause of action released in Section III or which in any way relates to the subject matter of the Releases has previously been conveyed, assigned or in any manner transferred, in whole or in part, to any third party. [***] Tandem expressly represent, covenant and warrant each to the other that it has full authority to release the claims set forth above. Tifford [***] or Tandem, respectively, shall indemnify and hold any party damaged harmless from any third parties claiming to have a right to the released claims arising from Tifford [***] or Tandem’s breach of this paragraph.

SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
V.
Confidentiality
1. The parties agree to hold the contents of this Agreement, as well as the facts, allegations, and information learned as a result of the Lawsuit (the “Confidential Information”), in strict confidence and not to reveal such information, including the amount of the payments, to anyone other than their attorneys, accountants, or other tax preparers as may be necessary to comply with the law, and to those as may be required by the law to comply with any proper subpoena or other compulsion of law [***] Tifford, [***] Tim G. Culp, [***] may reveal the terms of this Agreement to any of these excepted individuals or entities; however, except as to Tifford’s reporting requirements imposed by the Order, each is also required, prior to such revelation, to advise that individual of the confidentiality of this Agreement and the requirement that such confidential information not be shared with any other person or entity.
VI.
General Provisions
1. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitations and that the agreements herein contained and the consideration transferred are to compromise doubtful and disputed claims, avoid litigation, and buy peace and that no payments made or releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied by the parties to this Agreement.

SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
2. It is further understood and agreed that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.
3. It is further understood and agreed that this Agreement contains the entire agreement between Tifford [***] Tim G. Culp [***] and supersedes any and all prior agreements, arrangements, or understandings between them relating to the subject matter of this Agreement. No oral understandings statements, promises, or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated except in writing signed by all parties hereto.
4. It is further understood and agreed that this Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Texas.
5. Should any court, by judgment or decree, determine that this Agreement does not fully and finally discharge all claims or causes of action which Tifford [***] might have had against Tandem [***] Tim G. Culp [***] or all claims or causes of action which Tandem, [***] Tim G. Culp [***] might have had against Tifford [***] and each party agrees to reform the Agreement to release any such claims not hereby released.
6. This Agreement may be signed in multiple counterparts. A set of counterparts copies which collectively contain the signature and acknowledgment of all parties shall constitute an original.

SETTLEMENT AGREEMENT AND RELEASE

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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.

ARTHUR W. TIFFORD, P.A.
By:
Arthur W. Tifford, its President

Arthur W. Tifford, Individually

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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
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/s/ Tim G. Culp
Tim G. Culp

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SETTLEMENT AGREEMENT AND RELEASE

THE STATE OF FLORIDA	§
COUNTY OF MIAMI-DADE	§
BEFORE ME, the undersigned authority, on this day personally appeared Arthur W. Tifford, President of ARTHUR W. TIFFORD, P.A., known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the _____ day of                     , 2011.

Notary Public — State of Florida

THE STATE OF FLORIDA	§
COUNTY OF MIAMI-DADE	§
BEFORE ME, the undersigned authority, on this day personally appeared ARTHUR W. TIFFORD, Individually, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the _____ day of                     , 2011.

Notary Public — State of Florida
SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.

THE STATE OF TEXAS	§
COUNTY OF MIDLAND	§
BEFORE ME, the undersigned authority, on this day personally appeared TIM G. CULP, known to me to be the person whose name is subscribed to the foregoing instrument, and after being by me duly sworn, did, under oath, depose and say that he has read the entire Settlement Agreement and Release and fully understands the same, that all of the statements contained therein are true and correct, and that he has signed the same freely and voluntarily, relying only upon the statements contained therein and none other, and that he executed the same for the purposes and consideration therein expressed.
SUBSCRIBED AND SWORN to before me on this the 24th day of February, 2011.

/s/ Glenda Hart
Notary Public — State of Texas

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SETTLEMENT AGREEMENT AND RELEASE

[***] Confidential Information Intentionally Omitted, and filed separately with the Commission under a request for confidential treatment.
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SETTLEMENT AGREEMENT AND RELEASE